UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois (Address of Principal Executive Office)		60181 (Zip Code)
Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2008, WidePoint Corporation (the “Company”) entered into a Commercial Loan Agreement with Cardinal Bank relating to a $5,000,000 revolving credit facility, which agreement was amended pursuant to that certain Amended Commercial Loan Agreement by and between the Company and Cardinal Bank, dated as of March 17, 2009 (as amended, the “2009 Commercial Loan Agreement”) and which provided for a repayment date of June 1, 2010.  On May 25, 2010, the Company entered into a debt modification agreement with Cardinal Bank (the “2010 Debt Modification Agreement”) formally agreeing to amend the 2009 Commercial Loan Agreement to, among other things, extend the repayment date of the revolving credit facility from June 1, 2010 to September 1, 2010. See the disclosure under Item 2.03 below for a more detailed description of this financial transaction.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2010, the Company entered into the 2010 Debt Modification Agreement attached hereto as Exhibit 10.1.  The 2010 Debt Modification Agreement sets forth the agreement of the parties to amend the 2009 Commercial Loan Agreement to extend the repayment date of the revolving credit facility from June 1, 2010 to September 1, 2010.  Advances under the revolving credit facility will bear interest at a variable rate equal to the Wall Street Journal prime rate plus 0.5%.  For a full description of the terms of the amendment to the revolving credit facility, see the 2010 Debt Modification Agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Debt Modification Agreement, dated as of May 25, 2010, between WidePoint Corporation and its subsidiaries and Cardinal Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: May 25, 2010	/s/ James T. McCubbin
James T. McCubbin
Vice President and Chief Financial Officer

WIDEPOINT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated May 25, 2010

Exhibit Number

(10.1)	Debt Modification Agreement, dated as of May 25, 2010, between WidePoint Corporation and its subsidiaries and Cardinal Bank.